Exhibit 24.1
POWER OF ATTORNEY

Each person below designates and appoints TERRY E. MICHAELSON and MARK D. MORELAND his true and lawful attorney-in-fact and agent, with full power of substitution, to sign the Annual Report on Form 10-K for the year ended December 31, 2011, of Craft Brew Alliance, Inc., a Washington corporation, and any amendments thereto, and to file said report and amendments, with all exhibits thereto, in such form as they or either of them may approve with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.  Each of such attorneys-in-fact is appointed with full power to act without the other.

IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 6th day of March, 2012.

Signature	Title

/s/ Kurt R. Widmer	Chairman of the Board and Director
Kurt R. Widmer

/s/ Timothy P. Boyle	Director
Timothy P. Boyle

/s/ Marc J. Cramer	Director
Marc J. Cramer

/s/ E. Donald Johnson, Jr.	Director
E. Donald Johnson, Jr.

/s/ Kevin R. Kelly	Director
Kevin R. Kelly

/s/ Thomas D. Larson	Director
Thomas D. Larson

/s/ David R. Lord	Director
David R. Lord

Director
John D. Rogers, Jr.